EXHIBIT (a)(1)(vii)

67

EXHIBIT (a)(1)(viii)

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Welcome to the Tender Offer Website for IDT’s Offer to Exchange Certain Outstanding Stock Options For A Number Of Replacement Options.

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Welcome Page IDT HOME Need Help? EMAIL: optionexchange@idt.com Change Password Exchange Info Make An Election Welcome to the Tender Offer Website for IDT’s Offer to Exchange Certain Outstanding Stock Options for A Number Of Replacement Options We are pleased to announce that IDT has officially launched an Offer to Exchange Certain Outstanding Stock Options For A Number Of Replacement Options (the ‘Offer’ or the Tender Offer “TO”) on October 2 2009. The Offer will remain open until 9:00 p.m. Pacific Daylight Time on October 30. 2009. unless extended by IDT An option will be deemed to bean “Eligible Option” if it meets each of the following conditions: The option was granted prior to October 2, 2000. ii. The option is set to expire after October 30, 2010. Hi. The option was granted with an exercise price per share greater than or equal to $6.00. iv The option is held by an individual who is, on the date of grant of the new option, a current employee of the Company. Executives subject to Section 16 of the Securities Exchange Act, non-employee members of the Company’s Board of Directors, and employees employed by us in Israel are not eligible to participate. Exchange Ratio: All options elected for replacement will be exchanged at a 3 to 1 ratio. Replacement Options: i. Vest over a three-year period from the end of the option exchange period (the ‘Replacement Grant Date”) which we currently expect to be October 30 2009 a. 33% vests on first anniversary of replacement grant date b. Remainder vests in substantially equal installments monthly thereafter over the subsequent two years. subject to the option holder’s continued employment with IDT through each vesting date H. Exercise price equal to the fair market value of IDT common stock on the replacement grant date. Hi. Expire five years from replacement grant date. The specific terms of the Offer are described in the “Schedule TO - Tender Offer Statement Filed with the United States Securities and Exchange Commission on October 2. 2009” and the exhibits thereto (the “Offering materials”) We urge you to read these documents very carefully. Welcome Page (cont’d) The specific terms of the Offer are described in the “Schedule TO - Tender Offer Statement Filed with the United States Securities and Exchange Commission on October 2 2009” and the exhibits thereto (the “Offering Materials”) We urge you to read these documents very carefully Make an Election Return to Login Page Home LOG OUT

Election Form

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ELECTION FORM
RE: TENDER OF ELIGIBLE STOCK OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR A NUMBER OF REPLACEMENT OPTIONS
DATED OCTOBER 2, 2009

THE OFFER EXPIRES AT 9:00 P.M., PACIFIC DAYLIGHT TIME, ON OCTOBER 30, 2009, UNLESS THE OFFER IS EXTENDED BY IDT.

Name:

Indicate your decision to tender your Eligible Options identified below for exchange to new options by IDT by checking the "Yes" box under the "Exchange Entire Eligible Option?" column. If you do not want to tender one or more of your Eligible Options for exchange, check the "No" box under the "Exchange Entire Eligible Option?" column for those particular options. If you do not clearly mark the "Yes" box with respect to an Eligible Option, your election with respect to that option will default to "No". In that event, such Eligible Option will not be exchanged. You may not tender only a portion of an Eligible Option.

Breakeven Calculator

If you would like to see additional details for a specific IDT grant, please visit your account details at ETRADE.com.

Original Grant Date	Expiration Date	Option Number	Exercise Price Per Share	Eligible Options Vested	Eligible Options Outstanding	Replacement Options (3 to 1)	Exchange Entire Eligible Option?
05/16/05	05/15/12	XYZ001	$11.69	550	550	183	◉ Yes ○ No
05/15/06	05/15/13	XYZ004	$14.80	1,083	1,300	433	○ Yes ◉ No
05/15/07	05/15/14	XYZ003	$14.99	393	675	225	○ Yes ◉ No
05/15/08	05/15/15	XYZ002	$12.51	206	620	206	◉ Yes ○ No

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Breakeven Calculator

Breakeven Calculator *

The Breakeven Calculator provides a simple calculation of the breakeven stock price at which the value of the Eligible Options equals the value of the New Options. Value for this purpose is defined as breakeven price less strike price multiplied by number of options. This calculator does not consider any implications of vesting, option life or time. Please see important legal notification below.

Step 1: Select Eligible Grant ID 058681

Strike Price of Eligible Options $12.48

Number of Eligible Options 550

Step 2: Enter potential strike price of New Options on the close of offer period.

Click to Calculate Breakeven Calculate

Exchange Ratio based on Eligible Grant ID selected in Step 1

New Options

Breakeven

Would you like to consider the potential value of your Eligible Options and New Options at a future, hypothetical price?

Enter Hypothetical Future Stock Price to Calculate Values

Click to Calculate Values Calculate

If you do not exchange, the future hypothetical value of your Eligible Options that you currently hold at the price you entered would be

If you do exchange, the future hypothetical value of the New Options at the price you entered would be

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* Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and information received using the Breakeven Calculator does not constitute a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Breakeven Calculator. IDT makes no forecast or projection regarding the strike price of New Options that will be granted in the Offer or as to the future market price of IDT common shares, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Breakeven Calculator.

Election Exchange Review

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Election Exchange Review

You have made the following election with respect to your eligible options:

Original Grant Date	Expiration Date	Option Number	Exercise Price Per Share	Eligible Options Vested	Eligible Options Outstanding	Replacement Options (3 to 1)	Exchange Entire Eligible Option?
05/16/05	05/15/12	XYZ001	$11.69	550	550	183	(●) Yes ( ) No
05/15/06	05/15/13	XYZ004	$14.80	1,083	1,300	0	( ) Yes (●) No
05/15/07	05/15/14	XYZ003	$14.99	393	675	0	( ) Yes (●) No
05/15/08	05/15/15	XYZ002	$12.51	206	620	206	(●) Yes ( ) No

Is this information correct? If yes, click PROCEED TO CONFIRMATION to continue. If no, click RETURN TO PREVIOUS SCREEN.

Return to Previous Screen | **Proceed to Election Agreement**

Agreement to Terms of Election

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Agreement to Terms of Election

I acknowledge my Election is subject to the terms, conditions and restrictions contained in the Offering Materials.

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Return to Previous Screen I AGREE

Print Confirmation Page

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Print Confirmation

Name:

Employee ID:
Date: 9/30/2009 3:38:24 PM PT

Your election information has been recorded as follows:

Original Grant Date	Expiration Date	Option Number	Exercise Price Per Share	Eligible Options Vested	Eligible Options Outstanding	Replacement Options (3 to 1)	Exchange Entire Eligible Option?
05/16/05	05/15/12	XYZ001	11.69	$550	550	183	Yes
05/15/06	05/15/13	XYZ004	14.80	$1,083	1,300	0	No
05/15/07	05/15/14	XYZ003	14.99	$393	675	0	No
05/15/08	05/15/15	XYZ002	12.51	$206	620	206	Yes

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to optionexchange@IDT.com.

You may return to the option exchange program website anytime between now and 9:00 p.m. Pacific Daylight Time on October 30, 2009 to change or withdraw your election.

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Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID:

Date of Election: 09/30/2009 03:39:18 PM PT

Exercise Eligible Eligible Replacement

Original Grant Price Per Options Options Options (3 to Exchange Entire

Date Expiration Date Option Number Share Vested Outstanding 1) Eligible Option?

05/16/05 05/15/12 XYZ001 11.69 $550 550 183 Yes

05/15/06 05/15/13 XYZ004 14.80 $1,083 1,300 0 No

05/15/07 05/15/14 XYZ003 14.99 $393 675 0 No

05/15/08 05/15/15 XYZ002 12.51 $206 620 206 Yes

It you have submitted your election electronically, we strongly encourage you to print this page and keep it tor your records. The last valid election submitted prior to the expiration of the offer shall represent your final, irrevocable tender of Eligible Options.

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Exchange Information Page

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Exchange Information

Click on a link below to view detailed information regarding the offer

TENDER OFFER STATEMENT UNDER SECTION 14(d)(1) OR 13(e)(1) OF THE SECURITIES EXCHANGE ACT OF 1934

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